Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED YEAR-TO-DATE EARNINGS FOR 2013, UP 5%; ASSET GROWTH OF 8.9% TO RECORD SIZE OF $3.4 BB; REGULAR DIVIDEND DECLARED

Medford, MA, October 8, 2013—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $15,021,000 for the nine months ended September 30, 2013, or $2.70 per Class A share diluted, an increase of 5.3% compared to net income of $14,261,000, or $2.57 per Class A share diluted, for the same period a year ago. Total assets increased 8.9% from $3.1 billion at December 31, 2012 to $3.4 billion at September 30, 2013. For the quarter ended September 30, 2013, net income totaled $5,519,000, or $0.99 per Class A share diluted, a decrease of 2.9% compared to net income of $5,682,000, or $1.02 per Class A share diluted, for the same period a year ago. The decrease in net income was primarily attributable to a decrease in prepayment penalties collected during the quarter ended September 30, 2013 compared to the same period last year.

Net interest income totaled $44.9 million for the nine months ended September 30, 2013 compared to $47.0 million for the same period in 2012. The 4.6% decrease in net interest income for the period is primarily due to $3.0 million of prepayment penalties collected during the first nine months of 2012 compared to $424,000 for the first nine months of 2013. The net interest margin decreased from 2.58% on a fully taxable equivalent basis in 2012 to 2.21% on the same basis for 2013. This was primarily the result of a decrease in asset yields. Also, interest expense decreased primarily as a result of the continued decline in market rates and there was a 13.6% increase in the average balances of earning assets, combined with a similar increase in average deposits.

The provision for loan losses decreased by $1.0 million from $3.3 million for the nine months ended September 30, 2012 to $2.3 million for the nine months ended September 30, 2013, primarily as a result of a lower level of charge-off activity and changes in portfolio composition. The Company capitalized on favorable market conditions for the first nine months ended September 30, 2013 and realized net gains on sales of investments of $2.7 million, as compared to $1.1 million for the same period in 2012. The Company’s effective tax rate decreased from 8.1% in 2012 to 5.6% in 2013 primarily as a result of an increase in tax-exempt income.

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At September 30, 2013, total equity was $166.3 million compared to $180.0 million at December 31, 2012. The Company’s equity decreased primarily as a result of an increase in other comprehensive loss, net of taxes, and dividends paid, offset somewhat by earnings. Other comprehensive loss, net of taxes, increased as a result of an increase in unrealized losses on securities available-for-sale and securities transferred from available-for-sale to held-to-maturity. Unrealized losses increased as a result of increases in interest rates. During the third quarter of 2013, $987.0 million of securities available-for-sale with unrealized losses of $25.3 million were transferred to securities held-to-maturity. This was done in response to rising interest rates.

The Company’s leverage ratio stood at 6.54% at September 30, 2013, compared to 6.80% at December 31, 2012. The decrease in the leverage ratio is due to an increase in assets. Book value as of September 30, 2013 was $29.93 per share compared to $32.40 at December 31, 2012.

The Company’s allowance for loan losses was $21.3 million or 1.73% of loans outstanding at September 30, 2013, compared to $19.2 million or 1.73% of loans outstanding at December 31, 2012 and $18.7 million or 1.75% of loans outstanding at September 30, 2012. The increase in the allowance for loan losses was due to the increase in the size and composition of the loan portfolio as well as qualitative factors. Non-performing assets totaled $3.7 million at September 30, 2013, compared to $4.5 million at December 31, 2012 and $5.9 million at September 30, 2012.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2013 to stockholders of record on November 1, 2013.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-five full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2013	December 31, 2012
Assets
Cash and Due From Banks	$66,893	$53,646
Federal Funds Sold and Interest-bearing Deposits In Other Banks	66,596	98,637

Short-term Investments	9,611	17,367

Securities Available-For-Sale (AFS)	494,901	1,434,801

Securities Held-to-Maturity	1,374,712	275,507

Federal Home Loan Bank of Boston stock, at cost	17,692	15,146

Loans:
Commercial & Industrial	87,468	88,475
Construction & Land Development	32,750	38,618
Commercial Real Estate	666,166	576,465
Residential Real Estate	309,291	281,857
Consumer and Other	8,728	7,450
Home Equity	126,645	118,923

Total Loans	1,231,048	1,111,788
Less: Allowance for Loan Losses	21,250	19,197

Net Loans	1,209,798	1,092,591

Bank Premises and Equipment	23,355	23,899
Accrued Interest Receivable	6,076	5,811
Goodwill	2,714	2,714
Other Assets	88,735	66,090

Total Assets	$3,361,083	$3,086,209

Liabilities
Demand Deposits	$475,644	$438,429

Interest Bearing Deposits:
Savings and NOW Deposits	990,637	933,316
Money Market Accounts	870,298	653,345
Time Deposits	351,550	419,983

Total Interest Bearing Deposits	2,212,485	2,006,644

Total Deposits	2,688,129	2,445,073

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	185,160	191,390
Other Borrowed Funds	241,144	195,144

Total Borrowed Funds	426,304	386,534

Other Liabilities	44,247	38,529
Subordinated Debentures	36,083	36,083

Total Liabilities	3,194,763	2,906,219

Total Stockholders’ Equity	166,320	179,990

Total Liabilities & Stockholders’ Equity	$3,361,083	$3,086,209

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Nine months ended September 30, 2013 and 2012

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Interest Income:
Loans	$12,856	$14,494	$36,734	$39,114
Securities Held-to-Maturity	6,181	1,744	9,120	5,131
Securities Available-for-Sale	1,392	5,671	12,580	17,054
Federal Funds Sold and Interest-bearing Deposits In Other Banks	120	170	384	457

Total Interest Income	20,549	22,079	58,818	61,756

Interest Expense:
Savings and NOW Deposits	674	584	1,933	1,671
Money Market Accounts	681	581	1,795	1,811
Time Deposits	1,089	1,493	3,657	4,774
Securities Sold Under Agreements to Repurchase	89	94	268	274
Other Borrowed Funds and Subordinated Debentures	2,218	2,107	6,310	6,215

Total Interest Expense	4,751	4,859	13,963	14,745

Net Interest Income	15,798	17,220	44,855	47,011

Provision For Loan Losses	750	1,250	2,250	3,250

Net Interest Income After
Provision for Loan Losses	15,048	15,970	42,605	43,761

Other Operating Income
Service Charges on Deposit Accounts	2,064	1,977	6,040	5,887
Lockbox Fees	736	745	2,346	2,225
Net Gain on Sales of Investments	1,001	529	2,665	1,119
Net Gain on Sales of Loans	247	166	1,238	296
Other Income	726	688	2,140	2,185

Total Other Operating Income	4,774	4,105	14,429	11,712

Operating Expenses
Salaries and Employee Benefits	8,858	8,400	25,858	24,732
Occupancy	1,240	1,161	3,715	3,459
Equipment	554	627	1,746	1,754
FDIC Assessment	462	450	1,312	1,302
Other	2,881	3,070	8,491	8,712

Total Operating Expenses	13,995	13,708	41,122	39,959

Income Before Income Taxes	5,827	6,367	15,912	15,514

Income Tax Expense	308	685	891	1,253

Net Income	$5,519	$5,682	$15,021	$14,261

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	September 30, 2013	September 30, 2012
Assets
Cash and Due From Banks	$57,997	$53,085
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	183,057	212,417

Securities Available-For-Sale (AFS)	1,165,760	1,240,943
Securities Held-to-Maturity (HTM)	596,938	266,686

Total Loans	1,165,695	1,019,609
Less: Allowance for Loan Losses	20,172	17,748

Net Loans	1,145,523	1,001,861

Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(177)	17,631
Bank Premises and Equipment	23,591	22,490
Accrued Interest Receivable	6,139	6,124
Goodwill	2,714	2,714
Other Assets	78,513	68,339

Total Assets	$3,260,055	$2,892,290

Liabilities
Demand Deposits	$430,884	$385,440

Interest Bearing Deposits:
Savings and NOW Deposits	1,023,717	845,057
Money Market Accounts	769,667	657,614
Time Deposits	393,985	413,124

Total Interest Bearing Deposits	2,187,369	1,915,795

Total Deposits	2,618,253	2,301,235

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	202,548	166,941
Other Borrowed Funds	186,771	181,620

Total Borrowed Funds	389,319	348,561

Other Liabilities	41,949	37,066
Subordinated Debentures	36,083	36,083

Total Liabilities	3,085,604	2,722,945

Total Stockholders’ Equity	174,451	169,345

Total Liabilities & Stockholders’ Equity	$3,260,055	$2,892,290

Total Average Earning Assets - QTD	$3,261,825	$2,813,626

Total Average Earning Assets - YTD	$3,111,450	$2,739,655

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)	September 30, 2013	September 30, 2012

Performance Measures:

Earnings per average Class A share, diluted, quarter	$0.99	$1.02
Earnings per average Class A share, diluted, year-to-date	$2.70	$2.57
Return on average assets, year-to-date	0.62%	0.66%
Return on average stockholders’ equity, year-to-date	11.51%	11.25%
Net interest margin (taxable equivalent), quarter	2.22%	2.73%
Net interest margin (taxable equivalent), year-to-date	2.21%	2.58%
Efficiency ratio, year-to-date	62.5%	61.8%
Book value per share	$29.93	$32.10
Tangible book value per share	$29.44	$31.61
Tangible capital / tangible assets	4.87%	5.92%

Common Share Data:
Average Class A shares outstanding, diluted, quarter	5,558,031	5,549,810
Average Class A shares outstanding, diluted, year-to-date	5,557,783	5,548,133

Shares outstanding Class A	3,578,404	3,561,804
Shares outstanding Class B	1,978,180	1,986,880

Total shares outstanding at period end	5,556,584	5,548,684

Asset Quality and Other Data:

Allowance for loan losses / loans	1.73%	1.75%
Nonaccrual loans	$3,745	$5,458
Nonperforming assets	$3,745	$5,858
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$6,027	$2,227
Net charge-offs, year-to-date	$197	$1,166

Leverage ratio	6.54%	6.95%
Tier 1 risk weighted capital ratio	13.79%	14.44%
Total risk weighted capital ratio	15.04%	15.69%
Total risk weighted assets	$1,615,748	$1,421,173